FIRST AMENDMENT TO CONSULTING AGREEMENT


     THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is entered into on the 15th day of June, 2000 and is made effective as of the 9th day of July, 1999 by and between THE ACCENT GROUP, INC., a Georgia corporation ("AGI"), ACCENT HOLDINGS, INC., a Georgia corporation ("AHI"), LAHAINA ACQUISTIONS, INC., a Colorado corporation ("Lahaina"), NOEL ASSOCIATES, LTD., an Anguilla international business corporation ("Noel"), and ACCENT ASSOCIATES, LLC, a Georgia limited liability company ("Accent") (AGI and AHI being sometimes referred to collectively as the "Companies" and Noel and Accent being sometimes referred to collectively as "Consultants").

                              W I T N E S S E T H :

     WHEREAS, AGI, AHI, Lahaina, Noel and Accent entered into a Consulting Agreement dated July 9, 1999 (the "Consulting Agreement");

     WHEREAS, since Section 3 of the Consulting Agreement contained an error, the parties desire to amend the Consulting Agreement in order to correct such error.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers hereby agree as follows:

     1. Consulting Fees. Section 3 of the Consulting Agreement entitled, "Consulting Fees," shall be deleted in its entirety and replaced with the following:

     "In return for its services provided hereunder and for past services of a similar nature, Noel was granted the right to purchase and did purchase 31,800 shares of AHI's common stock (now converted into 318,000 shares of Lahaina's common stock) for nominal consideration and Accent was granted the right to purchase and did purchase 140,000 shares of AGI's common stock (now converted into 1,400,000 shares of Lahaina's common stock) for nominal consideration (the Lahaina shares issued to Noel and Accent are herein referred to collectively as the "Shares")."

     2. No Further Modifications. Except as modified herein, all of the terms and conditions of the Consulting Agreement remain unchanged and in full force and effect.

     3. Miscellaneous. This Amendment is an integral part of the Consulting Agreement. Unless otherwise defined herein, any capitalized term used in this Amendment shall have the meaning given to such term in the Consulting Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to one and the same instrument.

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     IN WITNESS  WHEREOF,  the undersigned have executed this First Amendment to
Consulting Agreement effective the day and year first above written.

                                              THE ACCENT GROUP, INC.


                                              By:       /S/
                                                 Betty M. Sullivan
                                                 Executive V.P. and Secretary


                                              ACCENT HOLDINGS, INC.


                                              By:      /S/
                                                  Sherri Sagemiller
                                                  President


                                              LAHAINA ACQUISTIONS, INC.


                                              By:       /S/
                                                  L. Scott Demerau
                                                  President


                                              NOEL ASSOCIATES, LTD.


                                              By:       /S/
                                                  Philrose Bryan
                                                  Director


                                              ACCENT ASSOCIATES, LLC


                                              By:       /S/
                                                  Charles W. Demerau
                                                  President



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